EXHIBIT A: Joint Filing Agreement
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value $0.001 per share, of VanceInfo Technologies Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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Signature Page
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 11, 2010.

LC Fund II	By:	/s/ Hao Chen
		Name:	Hao Chen
		Title:	Authorized Signatory

Right Lane Limited	By:	/s/ Hao Chen
		Name:	Hao Chen
		Title:	Authorized Signatory

Legend Holdings Limited	By:	/s/ Hao Chen
		Name:	Hao Chen
		Title:	Authorized Signatory

Chinese Academy of Sciences Holdings Co., Ltd.	By:	/s/ Hao Chen
		Name:	Hao Chen
		Title:	Authorized Signatory

Chinese Academy of Sciences	By:	/s/ Hao Chen
		Name:	Hao Chen
		Title:	Authorized Signatory